UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2026

SiTime Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39135	02-0713868
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5451 Patrick Henry Drive Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 328-4400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SITM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement.

Completion of Convertible Senior Notes Offering

On May 22, 2026, SiTime Corporation (the “Company”) completed its registered underwritten public offering (the “Offering”) of $1.35 billion aggregate principal amount of 0% Convertible Senior Notes due 2031 (the “Notes”), pursuant to the Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC and Goldman Sachs & Co. LLC as representatives of the several underwriters (the “Underwriters”) described in Item 8.01 below, which includes $150.0 million aggregate principal amount of Notes sold pursuant to the full exercise of the Underwriters’ option to purchase additional Notes, solely to cover over-allotments.

The Notes were offered and sold in a public offering registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2024, which automatically became effective upon filing (File No. 333-277373), including the prospectus supplement filed by the Company with the SEC pursuant to Rule 424(b)(5) under the Securities Act, dated May 22, 2026, to the prospectus contained in the registration statement.

Base Indenture and Supplemental Indenture

The Notes were issued pursuant to an indenture, dated May 22, 2026 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association (the “Trustee”), as trustee, as supplemented by the first supplemental indenture, dated as of May 22, 2026 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

The Notes are general unsecured obligations of the Company and will not bear regular interest and the principal amount of the Notes will not accrete. The Notes will mature on June 15, 2031, unless earlier converted, redeemed or repurchased. Special interest will accrue on the Notes in the circumstances and at the rates described in the Indenture. The Notes are convertible at the option of the holders at any time prior to the close of business on the business day immediately preceding March 15, 2031, only upon satisfaction of one or more of the following conditions: (1) at any time during the 30 consecutive trading day period beginning on, and including, the 21st trading day of any calendar quarter commencing after the calendar quarter ending on September 30, 2026, if the last reported sale price of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), exceeds 130% of the conversion price for each of at least five trading days (whether or not consecutive) during the first 20 consecutive trading days of such calendar quarter; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of the Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate for the Notes on each such trading day; (3) if the Company calls such Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date, but only with respect to the Notes called (or deemed called) for redemption; or (4) upon the occurrence of specified corporate events as set forth in the Indenture. On or after March 15, 2031 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes at their option at any time, regardless of the foregoing conditions. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of Common Stock, or a combination of cash and shares of Common Stock, at the Company’s election, in the manner and subject to the terms and conditions provided in the Indenture.

The conversion rate for the Notes will initially be 0.9611 shares of Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $1,040.47 per share of Common Stock. The initial conversion price of the Notes represents a premium of approximately 50% to the last reported sale price of the Common Stock on The Nasdaq Global Market on May 19, 2026. The conversion rate for the Notes is subject to adjustment under certain circumstances in accordance with the terms of the Indenture but will not be adjusted for accrued and unpaid special interest, if any. In addition, following certain corporate events that occur prior to the maturity date or if the Company delivers a notice of redemption in respect of the Notes, the Company will, in certain circumstances, increase the conversion rate of the Notes for a holder who elects to convert its Notes in connection with such a corporate event or convert its Notes called (or deemed called, in the case of an optional redemption) for redemption during the related redemption period (as defined in the Indenture), as the case may be.

The Company may not redeem the Notes prior to June 20, 2029, except as described below. The Company may redeem for cash all or any portion of the Notes (subject to the partial redemption limitation set forth in the Indenture), at its option, on a redemption date on or after June 20, 2029 if the last reported sale price of the Common Stock has been at least 130% of the conversion price for the Notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date. If the Company redeems less than all the outstanding Notes, at least $150.0 million aggregate principal amount of Notes must be outstanding and not subject to redemption as of, and after giving effect to, delivery of the relevant notice of redemption. In addition, the Company may also redeem for cash all, but not less than all, of the Notes at any time if the principal amount of the Notes outstanding at such time is less than 25% of the aggregate principal amount of the Notes initially issued under the Indenture at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the relevant redemption date. No sinking fund is provided for the Notes.

If the Company undergoes a fundamental change (as defined in the Indenture), then, subject to certain conditions and except as set forth in the Indenture, holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date.

The Indenture includes customary covenants and sets forth certain events of default. The following events are considered “events of default” under the Indenture:

•	default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

•

default in the payment of principal of any Note when due and payable at the maturity date, upon any optional redemption, upon any cleanup redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

•

failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for three business days;

•

failure by the Company to give (i) a fundamental change company notice or notice of a make-whole fundamental change (each as described in the Indenture), in either case when due and such failure continues for two business days, or (ii) notice of a specified corporate transaction or event (each as described in the Indenture) when due and such failure continues for one business day;

•	failure by the Company to comply with its obligations in respect of any consolidation, merger or sale of assets;

•

failure by the Company for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company to comply with any of the Company’s other agreements in the Notes or the Indenture;

•

default by the Company or any of its significant subsidiaries (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed with a principal amount in excess of $100,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created, (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding in accordance with the Indenture; and

•	certain events of bankruptcy, insolvency or reorganization of the Company or any of the Company’s significant subsidiaries.

If certain bankruptcy and insolvency-related events of default occur with respect to the Company, the principal of, and accrued and unpaid interest, if any, on, all of the then outstanding Notes shall automatically become due and payable. If an event of default, other than certain bankruptcy and insolvency-related events of default with respect to the Company, occurs and is continuing, the Trustee, by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may declare 100% of the principal of, and accrued and unpaid interest, if any, on all the outstanding Notes to be automatically and immediately due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company so elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will, for the first 365 days after the occurrence of such an event of default, consist exclusively of the right to receive special interest on the Notes.

The Indenture provides that the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its subsidiaries, taken as a whole, to, another person (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect wholly owned subsidiaries), unless: (i) the resulting, surviving or transferee person (if not the Company) is a qualified successor entity (as defined in the Indenture) (such qualified successor entity, the “successor entity”) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and such successor entity (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and the Indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture.

A copy of the Base Indenture is attached hereto as Exhibit 4.1 and a copy of the Supplemental Indenture is attached hereto as Exhibit 4.2 (including the form of the Notes included in Exhibit 4.2) and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

Capped Call Transactions

On May 19, 2026, in connection with the pricing of the Notes, and on May 20, 2026, in connection with the exercise in full by the underwriters of their option to purchase additional Notes, the Company entered into capped call transactions with the underwriters or their affiliates and certain other financial institutions, pursuant to capped call confirmations in substantially the form filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference (and this description is qualified in its entirety by reference to such document). The capped call transactions are expected generally to reduce the potential dilution to the Common Stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap based on a cap price initially equal to $1,734.15 per share (which represents a premium of 150% over the last reported sale price of the Common Stock on The Nasdaq Global Market on May 19, 2026), and is subject to certain adjustments under the terms of the capped call transactions.

Proceeds

The Company’s net proceeds from the Offering were approximately $1.32 billion, after deducting the underwriting discounts and commissions and the estimated offering expenses payable by the Company. The Company used the net proceeds from the Offering to pay the $121.5 million cost of the capped call transactions described above. The Company expects to use the remaining net proceeds from the Offering (i) to pay for a portion of the cash consideration of the acquisition of certain assets related to the timing business of Renesas Electronics Corporation as announced on February 4, 2026 and (ii) the remainder, if any, for general corporate purposes, which may include working capital, operating expenses, capital expenditures and administrative expenses.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

On May 19, 2026, the Company entered into the Underwriting Agreement with the Underwriters, pursuant to which the Company agreed to sell $1.2 billion aggregate principal amount of Notes and, at the option of the Underwriters, up to an additional $150.0 million aggregate principal amount of Notes, solely to cover over-allotments, which was exercised in full by the Underwriters on May 20, 2026.

The Underwriting Agreement includes customary representations, warranties and covenants. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the Underwriters may be required to make in respect of those liabilities.

The foregoing description of the Underwriting Agreement is qualified in its entirety by the copy thereof which is attached as Exhibit 1.1 and incorporated herein by reference.

In connection with the Offering, the Company is filing the opinion and consent of its counsel, Cooley LLP, regarding the validity of the securities registered in the Offering, as Exhibits 5.1 and 23.1 hereto, respectively.

On May 19, 2026, the Company issued a press release announcing the proposed Offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On May 20, 2026, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the Company’s expectations regarding the use of the remaining net proceeds from the Offering, including in connection with the previously announced acquisition of certain assets related to the timing business of Renesas Electronics Corporation. These forward-looking statements are based on the Company’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s plans to differ materially from those expressed or implied in any forward-looking statement. These risks include, but are not limited to, market risks, trends and conditions, and those risks described in the Company’s filings with the SEC from time to time, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. Copies of these documents may be obtained by visiting the SEC’s website at www.sec.gov. These forward-looking statements represent the Company’s estimates and assumptions only as of the date of this Current Report on Form 8-K. The Company assumes no obligation to update such forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 19, 2026, by and among the Company, Wells Fargo Securities, LLC and Goldman Sachs & Co. LLC, as representatives of the Underwriters

4.1	Base Indenture, dated May 22, 2026, by and between SiTime Corporation and U.S. Bank Trust Company, National Association, as Trustee

4.2	Supplemental Indenture, dated May 22, 2026, by and between the Company and U.S. Bank Trust Company, National Association, as Trustee (including the form of 0% Convertible Senior Note due 2031)

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

10.1	Form of Confirmation for Capped Call Transactions

99.1	Press release titled “SiTime Corporation Announces Proposed Convertible Senior Notes Offering” dated May 19, 2026

99.2	Press release titled “SiTime Corporation Announces Pricing of Upsized Offering of $1.2 Billion of Convertible Senior Notes” dated May 20, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SiTime Corporation
Dated: May 22, 2026

	By:	/s/ Elizabeth A. Howe
Elizabeth A. Howe
Executive Vice President and Chief Financial Officer